UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Appointment

On April 13, 2026, AeroVironment Inc. (the “Company”) announced the appointment of Sean Woodward as the Company’s Executive Vice President and Chief Financial Officer, effective May 1, 2026. Mr. Woodward succeeds Kevin McDonnell, who previously announced his intent to retire from employment with the Company on July 31, 2026. Mr. McDonnell will continue his role as Chief Financial Officer with the Company through April 30, 2026, before transitioning to employment with the Company in a non-officer capacity starting May 1, 2026, to assist Mr. Woodward and the Company in a smooth and orderly transition.

Mr. Woodward, age 44, has served as the Chief Financial Officer of the Company’s Autonomous Systems segment from May 2025 to the present. He has held several positions of increasing responsibility since joining the Company in 2010, including as Senior Vice President of Finance from September 2024 to May 2025, Vice President of Global Operations Finance from February 2021 to September 2024, and as Vice President of Finance from June 2019 through February 2021. Mr. Woodward holds a bachelor’s of science in business management from the University of South Florida and an M.B.A. with a concentration in finance from the University of Tampa.

Compensation Arrangements

As part of his promotion to Executive Vice President and Chief Financial Officer, Mr. Woodward will receive an annual base salary of $515,000 and is eligible to participate in the Company’s fiscal year 2027 annual bonus plan with a target bonus opportunity of 70% of his annual base salary. Mr. Woodward will also be granted equity awards pursuant to the Company’s fiscal year 2027 long term incentive program, consisting of $736,450 of performance restricted stock units which will vest based on the Company’s achievement of specified financial metrics over the cumulative three-fiscal year 2027-2029 performance period and $396,550 of restricted stock awards, which will vest over time in equal amounts over a three-year period beginning approximately one year after the date of grant. It is expected that Mr. Woodward’s equity awards under the fiscal year 2027 long term incentive program will be issued at the time awards under the program are made to the Company’s other executive officers. Mr. Woodward will be eligible to participate in the Company’s equity incentive plan, employee stock purchase program and deferred compensation plan and other benefits generally available to the Company’s executive officers. Mr. Woodward will also be eligible for benefits under the Company’s Amended and Restated Executive Severance Plan, which is described on page 68 of the Company’s most recent Notice of 2025 Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on August 13, 2025.

There are no arrangements or understandings between Mr. Woodward and any other persons pursuant to which he was selected to be an officer of the Company. There are also no family relationships between Mr. Woodward and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release announcing Mr. Woodward’s appointment as the Company’s Executive Vice President and Chief Financial Officer.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits.

Exhibit Number	Description

99.1	Press release issued by AeroVironment, Inc., dated April 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: April 13, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal Officer & Corporate Secretary

4